Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

Media Contact:       Alex Calicchia
  Chief Marketing Officer
  337.593.3008

MidSouth Bancorp, Inc. Reports Third Quarter 2011 Results

•	Reported EPS of $.03 per share; operating EPS of $0.14 per share
•	Significant items impacting 3rd quarter results: merger related charges of $0.06 per share and repayment of TARP of $0.05 per share
•	Nonperforming assets down 40% YOY and down 6% from linked-quarter
•	Linked-quarter loan growth up $17.1 million or 10% annualized, net of acquired loans

LAFAYETTE, LA., October 25, 2011/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) today reported net earnings available to common shareholders of $296,000 for the third quarter of 2011, compared to net earnings available to common shareholders of $939,000 reported for the third quarter of 2010 and $1.1 million in net earnings available to common shareholders for the second quarter of 2011.  Diluted earnings for the third quarter of 2011 were $0.03 per common share, down from the $0.09 per common share for the third quarter of 2010 and the $0.10 per common share reported for the second quarter of 2011.

Rusty Cloutier, commenting on third quarter results, remarked “Reported results for the third quarter were negatively impacted by acquisition charges and charges associated with our repayment of TARP.  Excluding these non-operating items, we had strong operating earnings per share in the quarter of $0.14 versus $0.09 a year ago.   During the third quarter, we completed the acquisition and systems conversion of Jefferson Bank and we are experiencing positive momentum from the Dallas market. We also closed on our Small Business Lending Fund this quarter, which puts us in an even stronger position to lend to small business borrowers.”

Third quarter 2011 net earnings available to common shareholders were impacted by the repayment of $20.0 million in Series A Preferred Stock issued to the Treasury under the Capital Purchase Plan (“CPP”) with funds from the U.S. Treasury’s Small Business Lending Fund (“SBLF”) authorized by Congress under the Small Business Jobs Act of 2010.  Repayment of the Series A Preferred Stock under the CPP resulted in accelerated accretion of discount on the preferred stock of approximately $444,000 in the third quarter of 2011, or approximately $0.05 per share.  In August 2011, the Company issued $32.0 million in Series B Preferred Stock to the Treasury in connection with the SBLF.  Dividends paid on the Series A Preferred Stock was $150,000 and dividends on the Series B Preferred Stock totaled $160,000 for the third quarter of 2011.  The dividend rate on the Series B Preferred Stock going forward will be between 1% and 5% based on our level of qualified small business loans.  Additionally, the Company incurred $876,000 in acquisition and conversion costs associated with the Jefferson Bank branch acquisition during the third quarter of 2011 that reduced diluted earnings per share by $0.06 on an after-tax basis.

For the nine months ended September 30, 2011, net income available to common shareholders totaled $1.8 million compared to earnings of $3.0 million for the first nine months of 2010.  Diluted earnings per share were $0.18 for the first nine months of 2011, compared to $0.31 for the first nine months of 2010.

Balance Sheet

Total consolidated assets at September 30, 2011 were $1.2 billion, compared to $992.8 million at September 30, 2010 and $1.0 billion at December 31, 2010.  Deposits totaled $989.0 million as of September 30, 2011, compared to $779.6 million at September 30, 2010 and $800.8 million at December 31, 2010.  Total loans were $673.4 million at September 30, 2011 compared to $598.3 million at September 30, 2010 and $580.8 million at December 31, 2010.

The Company’s subsidiary, MidSouth Bank, N.A. (“the Bank”) completed the acquisition of five Jefferson Bank branches in the Dallas-Fort Worth market from First Bank and Trust Company of Lubbock, Texas on July 29, 2011.  The Bank acquired $68.9 million in performing loans, including $59.8 million of Jefferson Bank loans and $9.1 million of participation loans from First Bank and Trust.  Jefferson Bank deposits assumed with the purchase totaled $164.3 million.

Linked quarter loan growth during the third quarter of 2011 was $17.1 million, or 10.4% on an annualized basis, excluding the loans acquired from and participated with First Bank and Trust.

MidSouth’s leverage capital ratio was 12.54% at September 30, 2011 compared to 14.00% at December 31, 2010.  Tier 1 risk-weighted capital and total risk-weighted capital ratios were 18.06% and 19.02% at September 30, 2011, compared to 21.11% and 22.36% at December 31, 2010, respectively.  The Tier 1 common equity leverage ratio at September 30, 2011 was 8.34% and tangible book value was $10.45 per common share for the same period.  Tangible common equity totaled $101.7 million at September 30, 2011, compared to $107.9 million at December 31, 2010.  Tangible common equity declined as a result of goodwill and intangibles added with the purchase of the Jefferson Bank branches.

Asset Quality

Nonperforming assets declined 40.3% in year-over-year comparison, 26.8% from the year-end 2010 level, and 5.6% in linked-quarter comparison as the Company continued to work problem assets off the balance sheet.  Total nonperforming assets were reduced from $25.6 million at September 30, 2010 to $15.3 million at September 30, 2011, a $10.3 million reduction that included five commercial credits.  Specific reserves of $2.8 million related to two of the credits were charged off in the first quarter of 2011.  The two credits were later transferred into Other Real Estate (“ORE”) during the second and third quarters of 2011. Additionally, a $3.9 million credit paid off in the fourth quarter of 2010, a $1.6 million credit was sold in the first quarter of 2011 and a $2.7 million national participation credit was sold in the third quarter of 2011 to further reduce nonperforming assets.

Allowance coverage for nonperforming loans was 91.32% at September 30, 2011, compared to 34.91% at September 30, 2010 and 44.81% at December 31, 2010.  Annualized net charge-offs for the three months ended September 30, 2011 were 0.38% of total loans compared to 1.02% for the three months ended September 30, 2010 and 0.35% for the fourth quarter of 2010.  The

ALL/total loans ratio was 1.09% for the quarter ended September 30, 2011, compared to 1.41% at September 30, 2010 and 1.52% at December 31, 2010.  Year-to-date annualized net charge-offs/total loans ratio of 0.92% and the ALL/total loans ratio of 1.09% at September 30, 2011 were both impacted by the $2.8 million in specific reserves charged-off during the first quarter of 2011.  Additionally, the ALL/total loans ratio was affected by the $68.9 million of performing loans acquired in the third quarter of 2011, which had the impact of reducing the ALL/total loans ratio by 13 basis points versus the ratio at the quarter ended June 30, 2011.

Loans past due 90 days or more and still accruing totaled $87,000 at September 30, 2011, a decrease of $537,000 from September 30, 2010 and an increase of $21,000 from December 31, 2010.  Total nonperforming assets to total loans plus ORE and other assets repossessed were 2.25% at September 30, 2011, compared to 4.28% at September 30, 2010 and 3.59% at December 31, 2010.  Loans classified as troubled debt restructurings totaled $461,000 at September 30, 2011.  Classified assets, including ORE, decreased $4.2 million, or 11.7% during the third quarter of 2011, from $36.0 million at June 30, 2011 to $31.8 million at September 30, 2011.

Mr. Cloutier, commenting on MidSouth’s asset quality, remarked, “We are pleased with the improvement in asset quality in the third quarter, as well as over the course of this year.  Two of the three largest non-performing assets going into this year were liquidated and the third is in ORE producing positive cash flow from net rental income on a monthly basis.”

Earnings

Third Quarter 2011 vs. Third Quarter 2010 Earnings Comparison

Third quarter 2011 net earnings before dividends on preferred stock totaled $1.1 million compared to $1.2 million for the third quarter of 2010.  Net earnings decreased despite a $1.4 million increase in net interest income and an $850,000 decrease in the provision for loan losses primarily due to a $2.1 million increase in non-interest expense and a $0.3 million decline in non-interest income.  Included in the $1.4 million increase in net interest income is $334,000 of net interest income earned from the Jefferson Bank branches acquired on July 29, 2011.  The decrease in earnings was partially impacted by a $338,000 decrease in non-interest income.  Service charges on deposit accounts decreased $646,000 primarily as a result of fewer insufficient funds (“NSF”) transactions processed.  The decrease in service charges on deposit accounts was partially offset by a $105,000 increase in ATM/debit card income and by $196,000 in other non-interest income recorded on ORE.  Non-interest expense increased $2.1 million in prior year quarterly comparison and included $876,000 in merger and conversion expenses related to the Jefferson Bank branch acquisition. Operating expenses recorded for the Jefferson Bank branches during the third quarter 2011 totaled $497,000.   Other increases in non-interest expenses (exclusive of Jefferson Bank merger, conversion, and operating costs) included $373,000 in expenses on ORE and repossessed assets, $292,000 in salary expense and $174,000 in benefit costs.  Other increases in marketing expenses ($154,000) and occupancy expenses ($163,000) were offset by decreases in internet banking processing costs ($287,000) and FDIC fees ($146,000).

Third Quarter 2011 vs. Second Quarter 2011 Earnings Comparison

In linked-quarter comparison, net earnings before dividends on preferred stock decreased $253,000 as a $1.1 million increase in net interest income and a $250,000 decrease in provision for loan loss was offset by a $1.9 million increase in non-interest expenses.  Non-interest expenses increased primarily due to the $1.4 million in merger, conversion and operating expenses related to the Jefferson Bank branch acquisition.  Other increases in noninterest expenses (exclusive of Jefferson Bank merger, conversion, and operating costs) included primarily $545,000 in salary and benefits costs and $149,000 in occupancy expenses.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings before dividends on preferred stock decreased
$730,000 as a result of a $1.8 million reduction in non-interest income and a $2.1 million increase in non-interest expense that offset a $1.9 million improvement in net interest income and a $1.0 million decrease in provision for loan loss.  The $1.8 million decrease in non-interest income was driven by a $2.4 million reduction in NSF fee income due to a lower volume of NSF transactions processed.  Regulatory changes governing our ability to collect NSF fees implemented in the second half of 2010, combined with proactive steps taken during the first quarter of 2011 in response to guidance issued by the FDIC, have significantly lowered our NSF fee income.  Additional regulatory changes regarding electronic transactions could further reduce our non-interest income earned in future periods.  Other increases in non-interest expense (exclusive of Jefferson Bank merger, conversion, and operating costs) included primarily $721,000 in expenses on ORE and repossessed assets and $480,000 in salary and benefits costs, which were partially offset by a $355,000 reduction in internet banking processing costs.

Net Interest Income Analysis

Fully taxable-equivalent (“FTE”) net interest income totaled $12.0 million and $10.7 million for the quarters ended September 30, 2011 and 2010, respectively.  The FTE net interest income increased $1.3 million in prior year comparison primarily due to a $140.7 million increase in the volume of average earning assets as a result of the Jefferson Bank branch acquisition.  The average volume of loans increased $55.0 million in quarterly comparison and the average yield on loans fell 15 basis points, from 6.82% to 6.67%.  Discount accretion on acquired loans added 7 basis points to the average yield on loans for the third quarter of 2011.  Net of the impact of discount accretion, average loan yields declined 22 basis points in prior year quarterly comparison to 6.60%.  Loan yields have declined primarily due to lower repricing rates as a result of a competitive environment and lower market interest rates.  The average volume of investment securities increased $44.9 million in quarterly comparison as a portion of excess cash flow from the acquisition was placed primarily in agency mortgage-backed securities.  The average yield on investment securities decreased 19 basis points, from 3.44% to 3.25% primarily due to lower reinvestment rates and a reduction in the volume and yield on tax exempt securities within the portfolio. The average volume of overnight interest bearing deposits earning 0.26% increased $40.7 million also as a result of cash absorbed with the acquisition.  The average yield on all earning assets decreased 39 basis points in prior year quarterly comparison, from 5.52% for the third quarter of 2010 to 5.13% for the third quarter of 2011.   Net of the impact of discount accretion, the average yield on total earning assets declined 44 basis points, from 5.52% to 5.08% for the three month periods ended September 30, 2010 and 2011, respectively.

Interest expense decreased due to a 36 basis point reduction in the average rate paid on interest bearing liabilities, from 1.11% at September 30, 2010 to 0.75% at September 30, 2011.  The average volume of interest-bearing deposits increased $116.9 million in prior year quarterly comparison primarily due to deposits acquired with the Jefferson Bank branch purchase.  Net of premium amortization on acquired certificates of deposit, the average rate paid on interest bearing liabilities was 0.87% for the third quarter of 2011 compared to 1.11% for the third quarter of 2010.  The average rate paid on interest bearing liabilities has decreased as offering rates on interest bearing deposits and repurchase agreements with bank customers have been adjusted closer to market rates over the past 12 months.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 15 basis points, from 4.72% for the third quarter of 2010 to 4.57% for the third quarter of 2011.  Net of a 13 basis point effect of discount accretion on acquired loans and premium amortization on acquired certificates of deposit, the FTE margin decreased 28 basis points, from 4.72% for the third quarter of 2010 to 4.44% for the third quarter of 2011.

In year-to-date comparison, FTE net interest income increased $1.7 million primarily due to a $1.4 million reduction in interest expense.  Interest expense decreased primarily due to a 36 basis point reduction in the average rate paid on interest-bearing liabilities, from 1.18% at September 30, 2010 to 0.82% at September 30, 2011, driven by a decrease in the average rate paid on interest-bearing deposits and repurchase agreements.  Net of a 4 basis point effect of premium amortization on acquired certificates of deposit from Jefferson Bank, the average rate paid on interest-bearing liabilities was 0.86% at September 30, 2011.   Interest income on average earning assets increased $284,000 in year-to-date comparison, as an $83.1 million increase in the average volume of earning assets offset a 44 basis point reduction in the average yield on earning assets, from 5.60% at September 30, 2010 to 5.16% at September 30, 2011, driven by lower loan and investment yields.  Net of a 2 basis point effect of discount accretion on acquired loans, the average yield on earning assets was 5.14% at September 30, 2011.  The FTE net interest margin declined 17 basis points, from 4.73% for the nine months ended September 30, 2010 to 4.56% for the nine months ended September 30, 2011.  Net of purchase accounting adjustments, the FTE net interest margin declined 21 basis points, from 4.73% to 4.52% for the nine months ended September 30, 2010 and 2011, respectively.

In linked-quarter comparison, FTE net interest income increased $1.1 million, primarily due to a $94.5 million increase in the average volume of earning assets as a result of the Jefferson Bank branch acquisition.  Average loan volume increased $63.8 million and the average yield on loans, net of discount accretion on acquired loans, decreased 15 basis points from 6.75% at June 30, 2011 to 6.60% at September 30, 2011.  The average volume of interest bearing liabilities increased $95.4 million in linked-quarter comparison, and the average rate paid increased 3 basis points, net of premium amortization on acquired certificates of deposit, from 0.84% at June 30, 2011 to 0.87% at September 30, 2011.  Accordingly, the FTE margin decreased 17 basis points, net of purchase accounting adjustments, from 4.61% for the second quarter of 2011 to 4.44% for the third quarter of 2011.

Mergers and Acquisition Activity

During the third quarter, the Bank executed agreements with Beacon Federal in Tyler, Texas and First Louisiana National Bank (“FLNB”) in Breaux Bridge, Louisiana.  On October 25, 2011, the shareholders of the parent holding company of FLNB approved the Bank’s acquisition of substantially all the assets of FLNB.  Pending receipt of the remaining necessary regulatory approvals and satisfaction of other customary closing conditions, both transactions are expected to close late in the fourth quarter of 2011.  Additional information on the two pending transactions and on third quarter 2011 results can be found under the Investor Relations tab of our website at www.midsouthbank.com.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.2 billion as of September 30, 2011. Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas.  MidSouth Bank has 39 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 43,000 surcharge-free ATMs. More corporate information is available at www.midsouthbank.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, improvements in classified and criticized assets, changes in the local and national economy, the work-out of nonaccrual loans, the completion of the Beacon Federal and First Louisiana National Bank branch acquisitions, the competition for other potential acquisitions the impacts from the integration of operations from completed acquisitions and the impact of regulatory changes regarding electronic transactions.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 16, 2011 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	September 30,		%	June 30,	%
EARNINGS DATA	2011	2010	Change	2011	Change
Total interest income	$13,120	$12,120	8.3%	$11,935	9.9%
Total interest expense	1,462	1,821	-19.7%	1,404	4.1%
Net interest income	11,658	10,299	13.2%	10,531	10.7%
FTE net interest income	11,992	10,705	12.0%	10,880	10.2%
Provision for loan losses	650	1,500	-56.7%	900	-27.8%
Non-interest income	3,398	3,736	-9.0%	3,213	5.8%
Non-interest expense	13,175	11,117	18.5%	11,233	17.3%
Earnings before income taxes	1,231	1,418	-13.2%	1,611	-23.6%
Income tax benefit (expense)	(131)	(179)	-26.8%	(258)	-49.2%
Net earnings	1,100	1,239	-11.2%	1,353	-18.7%
Dividends on preferred stock	804	300	168.0%	299	168.9%
Net earnings available to common shareholders	$296	$939	-68.5%	$1,054	-71.9%

PER COMMON SHARE DATA
Basic earnings per share	$0.03	$0.09	-66.7%	$0.10	-70.0%
Diluted earnings per share	0.03	0.09	-66.7%	0.10	-70.0%
Quarterly dividends per share	0.07	0.07	0.0%	0.07	0.0%
Book value at end of period	12.47	12.17	2.5%	12.29	1.5%
Tangible book value at period end	10.45	11.20	-6.7%	11.33	-7.8%
Market price at end of period	10.75	14.15	-24.0%	13.63	-21.1%
Shares outstanding at period end	9,730,265	9,725,252	0.1%	9,730,266	0.0%
Weighted average shares outstanding
Basic	9,726,024	9,709,538	0.2%	9,723,156	0.03%
Diluted	9,740,275	9,725,368	0.2%	9,739,482	0.01%

AVERAGE BALANCE SHEET DATA
Total assets	$1,148,516	$985,782	16.5%	$1,035,646	10.9%
Loans and leases	642,601	587,596	9.4%	578,752	11.0%
Total deposits	927,551	774,013	19.8%	829,661	11.8%
Total common equity	120,216	118,051	1.8%	118,386	1.5%
Total tangible common equity	103,991	108,634	-4.3%	109,033	-4.6%
Total equity	144,757	137,387	5.4%	137,870	5.0%

SELECTED RATIOS	9/30/2011	9/30/2010		6/30/2011
Annualized return on average assets	0.10%	0.38%	-73.7%	0.41%	-75.6%
Annualized return on average tangible common equity	1.13%	3.43%	-67.1%	3.88%	-70.9%
Average loans to average deposits	69.28%	75.92%	-8.7%	69.76%	-0.7%
Taxable-equivalent net interest margin	4.57%	4.72%	-3.2%	4.61%	-0.9%
Leverage capital ratio	12.54%	14.16%	-11.4%	13.60%	-7.8%

CREDIT QUALITY
Allowance for loan losses (ALL) as a % of total loans	1.09%	1.41%	-22.7%	1.24%	-12.1%
Nonperforming assets to tangible equity + ALL	10.86%	18.76%	-42.1%	11.83%	-8.2%
Nonperforming assets to total loans, other real estate
and other repossessed assets	2.25%	4.28%	-47.4%	2.74%	-17.9%
Annualized YTD net charge-offs to total loans	0.92%	0.83%	11.3%	1.37%	-33.0%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	September	September	%	June 30,	March 31,
	2011	2010	Change	2011	2011
Assets
Cash and cash equivalents	$97,802	$53,379	83.2%	$74,239	$101,443
Securities available-for-sale	325,736	274,291	18.8%	322,272	289,820
Securities held-to-maturity	43,736	1,588	2654.2%	340	819
Total investment securities	369,472	275,879	33.9%	322,612	290,639
Time deposits held in banks	-	5,060	-100.0%	-	-
Other investments	5,057	5,065	-0.2%	5,060	5,059
Total loans	673,426	598,311	12.6%	587,412	574,254
Allowance for loan losses	(7,329)	(8,446)	-13.2%	(7,313)	(6,752)
Loans, net	666,097	589,865	12.9%	580,099	567,502
Premises and equipment	40,752	36,814	10.7%	37,178	36,425
Goodwill and other intangibles	19,708	9,406	109.5%	9,345	9,365
Other assets	23,063	17,361	32.8%	20,572	16,366
Total assets	$1,221,951	$992,829	23.1%	$1,049,105	$1,026,799

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$222,937	195,496	14.0%	$217,706	$208,758
Interest-bearing deposits	766,073	584,110	31.2%	608,190	614,770
Total deposits	989,010	779,606	26.9%	825,896	823,528
Securities sold under agreements to
repurchase and other short term
borrowings	55,078	53,091	3.7%	45,963	45,725
Junior subordinated debentures	15,465	15,465	0.0%	15,465	15,465
Other liabilities	9,031	6,970	29.6%	22,651	5,482
Total liabilities	1,068,584	855,132	25.0%	909,975	890,200
Total shareholders' equity	153,367	137,697	11.4%	139,130	136,599
Total liabilities and shareholders' equity	$1,221,951	$992,829	23.1%	$1,049,105	$1,026,799

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Nine Months Ended
EARNINGS STATEMENT	September 30,		%	September 30,		%
	2011	2010	Change	2011	2010	Change

Interest income	$13,120	$12,120	8.3%	$36,443	$35,988	1.3%
Interest expense	1,462	1,821	-19.7%	4,313	5,765	-25.2%
Net interest income	11,658	10,299	13.2%	32,130	30,223	6.3%
Provision for loan losses	650	1,500	-56.7%	3,150	4,150	-24.1%

Service charges on deposit accounts	1,781	2,427	-26.6%	5,066	7,485	-32.3%
Other charges and fees	1,617	1,309	23.5%	4,575	3,916	16.8%
Total non-interest income	3,398	3,736	-9.0%	9,641	11,401	-15.4%
Salaries and employee benefits	5,778	5,118	12.9%	15,980	15,306	4.4%
Occupancy expense	2,474	2,177	13.6%	6,718	6,709	0.1%
FDIC premiums	188	334	-43.7%	711	986	-27.9%
Other non-interest expense	4,735	3,488	35.8%	11,726	10,019	17.0%
Total non-interest expense	13,175	11,117	18.5%	35,135	33,020	6.4%
Earnings before income taxes	1,231	1,418	-13.2%	3,486	4,454	-21.7%
Income tax benefit (expense)	(131)	(179)	-26.8%	(292)	(530)	-44.9%
Net earnings	1,100	1,239	-11.2%	3,194	3,924	-18.6%
Dividends on preferred stock	804	300	168.0%	1,402	898	56.1%
Net earnings available to common shareholders	$296	$939	-68.5%	$1,792	$3,026	-40.8%

Earnings per common share, diluted	$0.03	$0.09	-66.7%	$0.18	$0.31	-41.9%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Third	Second	First	Fourth	Third
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2011	2011	2011	2010	2010
Interest income	$13,120	$11,935	$11,388	$12,136	$12,120
Interest expense	1,462	1,404	1,447	1,630	1,821
Net interest income	11,658	10,531	9,941	10,506	10,299
Provision for loan losses	650	900	1,600	870	1,500
Net interest income after provision for loan loss	11,008	9,631	8,341	9,636	8,799
Total non-interest income	3,398	3,213	3,030	3,456	3,736
Total non-interest expense	13,175	11,233	10,727	10,798	11,117
Earnings before income taxes	1,231	1,611	644	2,294	1,418
Income tax benefit (expense)	(131)	(258)	97	(438)	(179)
Net earnings	1,100	1,353	741	1,856	1,239
Dividends on preferred stock	804	299	299	300	300
Net earnings available to common shareholders	$296	$1,054	$442	$1,556	$939

Earnings per common share, diluted	$0.03	$0.10	$0.05	$0.16	$0.09

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	September 30,	September 30,	%	June 30,	March 31,
	2011	2010	Change	2011	2011

Commercial, financial, and agricultural	$212,232	$194,729	9.0%	$194,136	$175,148
Lease financing receivable	4,472	5,192	-13.9%	4,660	4,565
Real estate - construction	60,055	47,407	26.7%	46,608	47,481
Real estate - commercial	262,984	208,491	26.1%	213,007	217,906
Real estate - residential	78,188	74,820	4.5%	71,589	69,800
Installment loans to individuals	54,779	66,544	-17.7%	56,768	58,799
Other	716	1,128	-36.5%	644	555

Total loans	$673,426	$598,311	12.6%	$587,412	$574,254

COMPOSITION OF DEPOSITS	September 30,	September 30,	%	June 30,	March 31,
	2011	2010	Change	2011	2011

Noninterest bearing	$222,937	$195,496	14.0%	$217,706	$208,758
NOW & Other	207,096	175,835	17.8%	184,072	185,395
Money Market/Savings	313,768	285,754	9.8%	309,138	316,200
Time Deposits of less than $100,000	101,436	61,858	64.0%	55,912	57,278
Time Deposits of $100,000 or more	143,773	60,663	137.0%	59,068	55,897

Total deposits	$989,010	$779,606	26.9%	$825,896	$823,528

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	September 30,	September 30,	%	June 30,	March 31,
	2011	2010	Change	2011	2011

Nonaccrual loans	$7,939	$23,569	-66.3%	$10,456	$15,570
Loans past due 90 days and over	87	624	-86.1%	69	304
Total nonperforming loans	8,026	24,193	-66.8%	10,525	15,874
Other real estate owned	7,278	1,401	419.5%	5,677	1,528
Other repossessed assets	9	55	-83.6%	23	26
Total nonperforming assets	$15,313	$25,649	-40.3%	$16,225	$17,428

Troubled debt restructurings	$461	$661	-30.3%	$463	$1,337

Nonperforming assets to total assets	1.25%	2.58%	-51.6%	1.55%	1.70%
Nonperforming assets to total loans +
ORE + other repossessed assets	2.25%	4.28%	-47.4%	2.74%	3.03%
ALL to nonperforming loans	91.32%	34.91%	161.6%	69.48%	42.53%
ALL to total loans	1.09%	1.41%	-22.7%	1.24%	1.18%

Year-to-date charge-offs	$4,890	$3,908	25.1%	$4,208	$3,747
Year-to-date recoveries	256	209	22.5%	208	86
Year-to-date net charge-offs	$4,634	$3,699	25.3%	$4,000	$3,661
Annualized YTD net charge-offs to total loans	0.92%	0.83%	11.3%	1.37%	2.59%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	September 30, 2011			September 30, 2010

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$223,933	$1,407	2.51%	$161,183	$925	2.30%
Tax-exempt securities	90,677	1,150	5.07%	108,555	1,392	5.13%
Total investment securities	314,610	2,557	3.25%	269,738	2,317	3.44%
Federal funds sold	4,647	2	0.17%	4,594	3	0.26%
Time and interest bearing deposits in
other banks	74,438	49	0.26%	33,704	58	0.68%
Other investments	5,058	43	3.40%	5,066	44	3.44%
Loans	642,601	10,803	6.67%	587,596	10,104	6.82%
Total interest earning assets	1,041,354	13,454	5.13%	900,698	12,526	5.52%
Non-interest earning assets	107,162			85,084
Total assets	$1,148,516			$985,782

Interest-bearing liabilities:
Deposits	$703,114	$1,013	0.57%	$586,258	$1,325	0.90%
Repurchase agreements	49,819	207	1.65%	51,920	249	1.90%
Junior subordinated debentures	15,465	242	6.12%	15,465	247	6.25%
Total interest-bearing liabilities	768,398	1,462	0.75%	653,643	1,821	1.11%
Non-interest bearing liabilities	235,361			194,752
Shareholders' equity	144,757			137,387
Total liabilities and shareholders'
equity	$1,148,516			$985,782

Net interest income (TE) and spread		$11,992	4.38%		$10,705	4.41%

Net interest margin			4.57%			4.72%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Nine Months Ended			Nine Months Ended
	September 30, 2011			September 30, 2010

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$200,559	$3,538	2.35%	$152,383	$2,816	2.46%
Tax-exempt securities	95,546	3,664	5.11%	109,938	4,247	5.15%
Total investment securities	296,105	7,202	3.24%	262,321	7,063	3.59%
Federal funds sold	4,758	7	0.19%	2,351	4	0.22%
Time and interest bearing deposits in
other banks	68,217	170	0.33%	36,811	214	0.78%
Other investments	5,059	116	3.06%	4,989	113	3.02%
Loans	598,366	30,015	6.71%	582,904	29,832	6.84%
Total interest earning assets	972,505	37,510	5.16%	889,376	37,226
Non-interest earning assets	92,732			84,944
Total assets	$1,065,237			$974,320

Interest-bearing liabilities:
Deposits	$639,710	$2,985	0.62%	$589,636	$4,316	0.98%
Repurchase agreements	47,230	602	1.70%	47,433	713	2.01%
Federal funds purchased	-	-	-	325	2	0.81%
Other borrowings	-	-	-	912	3	0.44%
Junior subordinated debentures	15,465	726	6.19%	15,465	731	6.23%
Total interest-bearing liabilities	702,405	4,313	0.82%	653,771	5,765	1.18%
Non-interest bearing liabilities	222,888			184,739
Shareholders' equity	139,944			135,810
Total liabilities and shareholders'
equity	$1,065,237			$974,320

Net interest income (TE) and spread		$33,197	4.34%		$31,461	4.42%

Net interest margin			4.56%			4.73%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in thousands except per share data)

	For the Quarter Ended
	September 30,	September 30,	June 30,
Per Common Share Data	2011	2010	2011

Book value per common share	$12.47	$12.17	$12.29
Effect of intangible assets per share	2.02	0.97	0.96
Tangible book value per common share	$10.45	$11.20	$11.33

Earnings per share	$0.03	$0.09	$0.10
Effect of Merger-related costs, after-tax	0.06	-	-
Effect of accretion - repayment of TARP	0.05	-	-
Operating Earnings per share	$0.14	$0.09	$0.10

Average Balance Sheet Data

Total equity	$144,757	$137,387	$137,870
Preferred equity	24,541	19,336	19,484
Total common equity	$120,216	$118,051	$118,386
Intangible assets	16,225	9,417	9,353
Tangible common equity	$103,991	$108,634	$109,033

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.